As filed with the Securities and Exchange Commission on April 6, 2010	Registration No. 333-142098

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SUGAR CREEK FINANCIAL CORP.
(exact name of registrant as specified in its charter)

United States	74-3210459
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

28 West Broadway
Trenton, Illinois 62293
(618) 224-9228
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Tempo Bank
Employees’ Savings and Profit-Sharing Plan
                              (Full Title of the Plan)

Robert J. Stroh, Jr.
Chairman, Chief Executive Officer
and Chief Financial Officer
Sugar Creek Financial Corp.
28 West Broadway
Trenton, Illinois 62293
(618) 224-9228
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to: Paul M. Aguggia, Esq. Sean P. Kehoe, Esq. Kilpatrick Stockton LLP 607 14th Street, N.W. Washington, D.C. 20005 (202) 508-5881

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1, filed by Sugar Creek Financial Corp., (the “Company”), relates to Registration Statement on Form S-8 (Registration Number 333-142098) filed by the Company on April 13, 2007 (the “Registration Statement”) with the SEC pertaining to the securities and plan interests that may be offered or sold under the Tempo Bank Employees’ Savings and Profit-Sharing Plan.

On April 6, 2010, the Company filed a Form 15 with the SEC to effect the deregistration of its common stock.  In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, the Company hereby removes from registration all securities registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment and an indeterminate amount of plan interests previously registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Sugar Creek Financial Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Trenton, Illinois on April 6, 2010.

SUGAR CREEK FINANCIAL CORP.

By:	/s/ Robert J. Stroh, Jr.
Robert J. Stroh, Jr.
Chairman, Chief Executive Officer and Chief Financial Officer
(principal accounting and financial officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Robert J. Stroh, Jr.	Chairman, Chief Executive Officer	April 6, 2010
Robert J. Stroh, Jr.	and Chief Financial Officer
(principal executive officer and
principal financial and
accounting officer)

*	President, Chief Operating Officer
Francis J. Eversman	and Director

*	Director
Timothy W. Deien

*	Director
Timothy P. Fleming

*	Director
Daniel S. Reilly

*	Director
Gary R. Schwend

*      Pursuant to a Power of Attorney filed as Exhibit 24.0 to the Registration Statement on Form S-8 for Sugar Creek Financial Corp. on April 13, 2007.

/s/ Robert J. Stroh, Jr.	April 6, 2010
Robert J. Stroh, Jr.

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Tempo Bank Employees’ Savings and Profit-Sharing Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Trenton, Illinois on April 6, 2010.

TEMPO BANK EMPLOYEES’ SAVINGS AND
PROFIT-SHARING PLAN

By:	/s/ Robert J. Stroh, Jr.
Robert J. Stroh, Jr.
Plan Administrator